                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               CRITICAL PATH, INC.
                     --------------------------------------
                     (Exact name of registrant as specified
                                 in its charter)


                 California                            91-1788300
          -----------------------                  --------------------
          (State of incorporation                    (I.R.S. Employer
              or organization)                      Identification No.)

                  350 The Embarcadero, San Francisco, CA 94105
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:



        Title of each class               Name of each exchange on which
        to be so registered               each class is to be registered
        --------------------              ------------------------------
               None                                   None

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act registration statement file number to which this form relates:
N/A Securities to be registered pursuant to Section 12(g) of the Act:

       Series C Participating Preferred Stock, $0.001 par value per share
       ------------------------------------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

Item 1 is hereby amended by adding the following paragraph:

     Effective March 9, 2004, Critical Path, Inc. (the "Company") and Computershare Trust Company, Inc. ("Computershare") amended ("Amendment No. 4") the Preferred Stock Rights Agreement, dated as of March 19, 2001, between the Company and Computershare, as Rights Agent, as amended by Amendment No. 1, dated as of November 6, 2001 ("Amendment No. 1"), Amendment No. 2, dated as of November 18, 2003 ("Amendment No. 2") and Amendment No. 3, dated as of January 16, 2004 (collectively, the "Rights Agreement"). The following paragraphs summarize the principal amendments to the Rights Agreement as effectuated by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4. Capitalized terms not defined herein have the meanings as set forth in the Rights Agreement, which is provided as Exhibits 4.1 to 4.5 hereto.

     1. Under Amendment No. 1, the definition of Acquiring Person was revised to exclude General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., and GapStar, LLC (referred to collectively with their respective Affiliates and Associates as "GAP"), Vectis CP Holdings, LLC (referred to collectively with their respective Affiliates and Associates as "Vectis") and Cenwell Limited and Campina Enterprises Limited (referred to collectively with their respective Affiliates and Associates as "Cenwell") as a result of the execution of that certain Stock and Warrant Purchase Agreement, dated November 8, 2001, among the Company and the Purchasers named therein or as a result of any of the transactions contemplated by such agreement.

     2. Under Amendment No. 2, the definition of Acquiring Person was revised to exclude Cenwell, Great Affluent Limited, Lion Cosmos Limited and Dragonfield Limited (referred to collectively with respective Affiliates and Associates and together with Cenwell, the "Cenwell Group"), GAP and Vectis as a result of the execution of that certain Convertible Note Purchase and Exchange Agreement, dated November 18, 2003, among the Company, GAP and the Cenwell Group or as a result of any of the transactions contemplated by such agreement.

     3. Under Amendment No. 3, the definition of Acquiring Person was revised to exclude Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited and Zaxis Partners, L.P., (referred to collectively with their Affiliates and Associates as "Apex") as a result of the execution of the Convertible Note Purchase Agreement, dated January 16, 2004, among the Company and the Lenders named therein or as a result of any of the transactions contemplated by such agreement.

     4. Under Amendment No. 4, the definition of Acquiring Person was revised to exclude Apex as a result of the execution of the Convertible Note Purchase Agreement, dated March 9, 2004, among the Company and the Lenders named therein or as a result of any of the transactions contemplated by such agreement.

Item 2.  Exhibits.


The following exhibits are filed as a part of this Registration Statement:

4.1 Preferred Stock Rights Agreement dated as of March 19, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (filed as Exhibit 4.5 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.2 Amendment No. 1 to Preferred Stock Rights Agreement dated as of November 6, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.2 to the Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.3 Amendment No. 2 to Preferred Stock Rights Agreement dated as of November 18, 2003 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.3 to Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.4 Amendment No. 3 to Preferred Stock Rights Agreement dated as of January 16, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.5 Amendment No. 4 to Preferred Stock Rights Agreement dated as of March 9, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.5 to this Amendment No. 2 to the Company's Registration Statement on Form 8-A (File No. 000-25331)).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: March 10, 2004


                                   CRITICAL PATH, INC.


                                   By /s/ Michael J. Zukerman
                                      ------------------------
                                      Name: Michael J. Zukerman
                                      Title: Senior Vice President, General
                                             Counsel and Secretary

                                INDEX TO EXHIBITS

Exhibit
Number    Exhibit
-------   -------

4.1 Preferred Stock Rights Agreement dated as of March 19, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (filed as Exhibit 4.5 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.2 Amendment No. 1 to Preferred Stock Rights Agreement dated as of November 6, 2001 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.3 Amendment No. 2 to Preferred Stock Rights Agreement dated as of November 18, 2003 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.3 to Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.4 Amendment No. 3 to Preferred Stock Rights Agreement dated as of January 16, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 000-25331) and incorporated herein by reference).

4.5 Amendment No. 4 to Preferred Stock Rights Agreement dated as of March 9, 2004 between Critical Path, Inc. and Computershare Trust Company, Inc., as Rights Agent (filed as Exhibit 4.5 to this Amendment No. 2 to the Company's Registration Statement on Form 8-A (File No. 000-25331)).